UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2018

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio	43081-7651
(Address of principal executive offices)	(Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On August 31, 2018, Big Lots, Inc. (“BLI”), its wholly-owned subsidiary Big Lots Stores, Inc. (“BLSI”) and certain of its other direct and indirect wholly-owned subsidiaries (together with BLI and BLSI, “we,” “us” or “our”) entered into a new $700 million five-year unsecured credit facility (“2018 Credit Agreement”).  The 2018 Credit Agreement was entered into by and among BLI and BLSI, as borrowers; certain subsidiaries named therein, as guarantors; the Banks named therein; PNC Bank, National Association, as administrative agent for the Banks; PNC Capital Markets LLC, as a joint lead arranger for the Banks and the sole Bookrunner; Wells Fargo Bank, National Association, U.S. Bank National Association and Branch Banking and Trust Company, as joint syndication agents and joint lead arrangers for the Banks; and The Huntington National Bank, Bank of America, N.A., Fifth Third Bank and MUFG Bank, Ltd. as co-documentation agents for the Banks.

The 2018 Credit Agreement replaces the $700 million five-year unsecured credit facility we entered into on July 22, 2011, as amended (“2011 Credit Agreement”). The 2011 Credit Agreement was scheduled to expire on May 30, 2020, but was terminated concurrent with our entry into the 2018 Credit Agreement. We did not incur any material early termination penalties in connection with the termination of the 2011 Credit Agreement. The 2018 Credit Agreement expires on August 31, 2023.  The proceeds of the 2018 Credit Agreement are available for general corporate purposes, working capital and to repay certain of our indebtedness, including amounts due under the 2011 Credit Agreement.  The 2018 Credit Agreement includes a $30 million swing loan sublimit, a $75 million letter of credit sublimit, a $75 million sublimit for loans to foreign borrowers, and a $200 million optional currency submit. Optional currencies include Canadian Dollars, Euros and any other currencies approved by PNC and the Banks. Under the 2018 Credit Agreement, BLI and BLSI have the option to increase the total commitment from $700 million to $800 million, subject to agreement by the Banks to increase their commitments.

The interest rates, pricing and fees under the 2018 Credit Agreement fluctuate based on BLI’s debt rating. The 2018 Credit Agreement allows us to select our interest rate for each borrowing from multiple interest rate options.  The interest rate options are generally derived from the prime rate or LIBOR. Loans made under the 2018 Credit Agreement may be prepaid.  The 2018 Credit Agreement contains financial and other covenants, including, but not limited to, limitations on indebtedness, liens and investments, as well as the maintenance of two financial ratios - a leverage ratio and a fixed charge coverage ratio.  A violation of these covenants could result in a default under the 2018 Credit Agreement which would permit the lenders to restrict our ability to further access the 2018 Credit Agreement for loans and letters of credit and require the immediate repayment of any outstanding loans under the 2018 Credit Agreement.  As of August 31, 2018, we had total indebtedness of $351 million under the 2018 Credit Agreement, including $13 million in letters of credit.  Certain of the lenders who are a party to the 2018 Credit Agreement provide us with commercial banking, trustee and custodial services.

A copy of the 2018 Credit Agreement is filed herewith as Exhibit 10.1.  The foregoing description of the 2018 Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2018 Credit Agreement which is incorporated herein by reference.

Item 2.02    Results of Operations and Financial Condition.

On August 31, 2018, Big Lots, Inc. (“we,” “us” or “our”) issued a press release (the “Earnings Press Release”) and conducted a conference call, both of which: (i) reported our second quarter fiscal 2018 unaudited results; (ii) provided an update on the status of our previously announced $100 million share repurchase program; (iii) the amendment and restatement of our $700 million unsecured credit facility; (iv) provided initial guidance for the third quarter of fiscal 2018; and (v) updated guidance for fiscal 2018.

The Earnings Press Release and conference call both included “non-GAAP financial measures,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, the following non-GAAP financial measures were included: (i) adjusted selling and administrative expenses; (ii) adjusted selling and administrative expense rate; (iii) adjusted operating profit; (iv) adjusted operating profit rate; (v) adjusted income tax expense; (vi) adjusted effective income tax rate; (vii) adjusted income from continuing operations; (viii) adjusted net income; (ix) adjusted diluted earnings per share from continuing operations; and (x) adjusted diluted earnings per share.

The non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) the following items for the periods noted:

Item	Fiscal 2018 Year-to-date	Fiscal 2017 Third Quarter	Fiscal 2017 Fourth Quarter	Fiscal 2017 Full Year
After-tax adjustment for costs associated with the retirement of our former chief executive officer of $6.1 million, or $0.15 per diluted share	X
After-tax adjustment related to the settlement in principle of our shareholder litigation matter of $2.6 million, or $0.06 per diluted share	X
After-tax adjustment associated with gain on insurance recoveries of $1.9 million, or $0.04 per diluted share		X		X
Tax adjustment resulting from U.S. federal tax reform of $4.5 million, or $0.11 per diluted share			X
Tax adjustment resulting from U.S. federal tax reform of $4.5 million, or $0.10 per diluted share				X

The Earnings Press Release posted in the Investor Relations section of our website contains a presentation of the most directly comparable financial measures calculated and presented in accordance with GAAP and a reconciliation of the difference between the non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP.

Our management believes that disclosure of the non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, which our management believes are more indicative of our ongoing operating results and financial condition. These non-GAAP financial measures, along with the most directly comparable GAAP financial measures, are used by our management to evaluate our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of our August 31, 2018 press release (Exhibit 99.1) and the transcript of our August 31, 2018 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect our future results. The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K. By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 8.01    Other Events.

On August 31, 2018, the Company issued a press release announcing that, on August 29, 2018, its Board of Directors declared a quarterly cash dividend of $0.30 per common share payable on September 28, 2018 to shareholders of record as of the close of business on September 14, 2018. This press release is filed herewith as Exhibit 99.3 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Credit Agreement, dated August 31, 2018, by and among Big Lots, Inc. and Big Lots Stores, Inc., as borrowers, the Guarantors named therein, and the Banks named therein.

	99.1	Big Lots, Inc. press release on operating results and guidance dated August 31, 2018.

	99.2	Big Lots, Inc. conference call transcript dated August 31, 2018.

	99.3	Big Lots, Inc. press release on dividend declaration dated August 31, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: September 5, 2018	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Senior Vice President, General Counsel
and Corporate Secretary